Exhibit 10.30

AMENDMENT
TO THE
NOBLE CORPORATION
2008 SHORT TERM INCENTIVE PLAN

WHEREAS, Noble Corporation, a Cayman Islands exempted company limited by shares (“Noble-Cayman”), has previously established the Noble Corporation 2008 Short Term Incentive Plan (the “Plan”);

WHEREAS, Noble-Cayman has determined that the Plan should be amended to address Internal Revenue Code Section 409A;

NOW THEREFORE, Noble-Cayman does hereby amend the Plan, effective as of the close of business on December 31, 2008, as follows:

1. Section 2 of the Plan is hereby amended by adding the following sentence at the end of the second paragraph which shall read as follows:

“Bonus payments, if any, payable under the Plan shall be paid to the employee no later than the March 15 following the year in which such bonuses are no longer subject to a substantial risk of forfeiture.”

2. A new Section 8 is hereby added to the Plan which shall read as follows:

“Section 8. Section 409A

The payments provided pursuant to the Plan are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (‘Section 409A’) as ‘short-term deferrals.’ Notwithstanding any other provision to the contrary, the Plan shall not be amended in any manner that would cause (i) the Plan or any amounts payable hereunder to fail to comply with the requirements of Section 409A, to the extent applicable, or (ii) any amounts or benefits payable hereunder that are not subject to Section 409A to become subject thereto (unless they also are in compliance therewith), and the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Plan.”

3. This Amendment shall amend only those provisions of the Plan set forth herein, and those sections, subsections, phrases or words not expressly amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the 31st day of December 2008.

NOBLE CORPORATION

By:      /s/ Julie J. Robertson
Name:      Julie J. Robertson
Title:      Executive Vice President_